Exhibit 10.3

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION
      AND INVENTIONS AGREEMENT

This CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND INVENTIONS AGREEMENT (the “Agreement”) is made and entered into by and between Cantel Medical Corp. (the “Company”) and George Fotiades (the “Employee”).
As a condition to, and in consideration of, the Employee’s at-will employment by the Company, as well as in consideration of the covenants and promises contained herein, the Company and the Employee agree as follows:

1.	DEFINITIONS

1.1    Company Entities. The term “Company Entities” means the Company and any and all of its parents, subsidiaries, affiliates and divisions and any and all predecessors, successors and assigns of the Company and any of their parents, subsidiaries, affiliates and divisions.

1.2    Competitor(s). The term “Competitor(s)” means any person(s) or entity(ies) that is (are) engaged in, or is (are) preparing to become engaged in, any business in which any of the Company Entities is engaged or preparing to become engaged.

1.3    Confidential Information. The term “Confidential Information” means information concerning any of the Company Entities that is disclosed to Employee or otherwise obtained or learned by Employee as a result of or in connection with Employee’s employment by the Company that is not generally known by Competitors. Confidential Information includes but is not limited to the following types of information (and other information of a similar nature) concerning the business, affairs, operations products and/or services of the Company Entities: research and development plans and efforts; developmental or experimental work; trade secrets; intellectual property (patents, design patents, trademarks, trade dress, copyrights, etc.); know-how; designs; formulae; ideas; methods; techniques; results; samples; inventions; improvements; discoveries; plans for research and new products and services; licenses; sales; accounts; customers; customer information; pricing; marketing; manufacturing; processes; packaging; merchandising; distribution; and information received by any of the Company Entities from third parties subject to a duty on the part of any of the Company Entities to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The controlled disclosure of Confidential Information by any of the Company Entities to employees, customers, suppliers, partners and/or others for legitimate business purposes and the availability of the Confidential Information to others outside of the Company Entities through independent effort will not remove such information from being protected herein as Confidential Information.

2.	CONFIDENTIALITY

2.1    Promise of Confidentiality/Non-Disclosure. The Employee acknowledges that during the Employee’s employment by the Company, the Employee will have access to Confidential Information and that the Employee will receive, develop or otherwise acquire, Confidential Information. The Employee further acknowledges and agrees that during the period of the Employee’s employment with the Company (or with any of the other Company Entities) and at all times thereafter, all Confidential Information shall be held confidential by the Employee, and the Employee will not (nor will the Employee assist any other individual or entity to do so), except as required in the ordinary course of the Employee’s employment with the Company and except for the permitted disclosures noted in sub-section 2.2 below, directly or indirectly: (a) disclose any of the Confidential Information to any individual or entity; (b) publish, lecture on or in any way otherwise use such Confidential Information; or (c) remove, arrange for the removal of, or accept any Confidential Information from the premises of the Company (or from any other premises) (by physical removal, electronic transmission or otherwise). If the Employee becomes legally compelled to disclose any of the Confidential Information by subpoena or court order, the Employee will, to the extent permitted by law, give the Company immediate notice of such pending disclosure and will cooperate with the Company prior to such disclosure should the Company decide to seek a protective order or other means of preserving the confidentiality of the Confidential Information.

2.2    Permitted Disclosures. Nothing in this Agreement waives or otherwise limits Employee’s right to: file or make a charge or complaint with or to the United States Equal Employment Opportunity Commission (“EEOC”), the United Stated Securities and Exchange Commission (“SEC”), or the United States Occupational Safety and Health Administration (“OSHA”) (and/or with or to any other government agency); or testify, assist or participate in any investigation, hearing, or proceeding conducted by the EEOC, SEC or OSHA (and/or by any other government agency). Additionally, pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”), Employee is hereby notified that an individual may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Also pursuant to the DTSA, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

2.3    Return of Confidential Information and Other Property to the Company. The Employee agrees that by the last day of the Employee’s employment by the Company or at any other time that the Company may request, the Employee will return to the Company all Confidential Information and all other Company property (in whatever form maintained) in the Employee’s possession, custody or control, including, but not limited to, any and all devices, equipment, records, data, notes, reports, proposals, lists, correspondence, specifications, formulae, drawings, sketches, materials, keys, identification cards and other security-related things, and all other information, documents, equipment and things (and all copies of all of the foregoing) relating to the business, operations or affairs of the Company, whether kept at the Company, home or elsewhere. The Employee agrees that the Employee will not copy, delete or alter any information contained on or in any computer or other device or equipment that is owned by any of the Company Entities before returning it to the appropriate one of the Company Entities. The Employee further agrees that all property and things situated on any of the Company Entities’ premises and owned by any of the Company Entities, including, without limitation, disks and other storage media, desks, filing cabinets or other work areas, are subject to inspection by authorized personnel of the Company Entities at any time with or without notice.

3.	NON-SOLICITATION, NON-COMPETITION AND NON-DISPARAGEMENT

3.1    In order to further protect the Company Entities’ rights to the Confidential Information and to ensure that no unfair advantage is taken of the Employee’s or any other employee’s or consultant’s knowledge of and access to the Confidential Information, all of which has been developed at great cost and expense by the Company Entities, to protect the Company Entities’ business relationships with its customers and other business relations, and to generally protect the Company Entities’ interests and good-will, the Employee agrees to the additional restrictions set forth below in this Section 3.

3.1.1    Non-Solicitation of Customers, Employees and Consultants. During the Employee’s employment by the Company (or by any of the other Company Entities) and for the twelve (12) month period following the Employee’s last day of such employment, the Employee shall not, directly or indirectly: (i) solicit, induce, request or advise, or assist any other individual or entity in soliciting, inducing, requesting or advising, any customer or other business relation of the Company with whom/which Employee had contact and did business with on behalf of the Company (or any of the other Company Entities) during the twelve (12) month period prior to Employee’s last day of employment by any of the Company Entities to cease or curtail its business with the Company or to do business with any Competitor; or (ii) solicit, induce, recruit or encourage, or assist any other individual or entity in soliciting, inducing, recruiting or encouraging, any employee or consultant of the Company with whom Employee had worked during the twelve (12) month period prior to Employee’s last day of employment by any of the Company Entities to terminate or curtail his/her employment or consulting engagement with the Company and/or to perform services for any

Competitor that are the same or similar to the services provided by such employee or consultant to the Company (or to any of the other Company Entities).

3.1.2    Non-Competition. During the Employee’s employment by the Company (or by any of the other Company Entities) and for the twelve (12) month period following the Employee’s last day of such employment, the Employee shall not, directly or indirectly, work for, provide services to or have an ownership interest in any Competitor in the continental United States of America and, if Employee is providing services in Canada, Canada. Notwithstanding anything herein to the contrary, Employee may, directly or indirectly own, solely as an investment, securities of any entity which is publicly traded on a national or regional stock exchange or on the over-the-counter market if the Employee (i) is not a controlling person of, or a member of a group which controls, such entity and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such entity.

3.1.3    Non-Disparagement. During the Employee’s employment by the Company (or by any of the other Company Entities) and for the twelve (12) month period following the Employee’s last day of such employment, the Employee shall not, directly or indirectly, make or disseminate any statements or other communications (written, oral or otherwise) of a disparaging or derogatory nature to any person or entity about any of the Company Entities or their officers, directors, employees, products, services or operations, excluding: communications with any of the Company Entities; communications with any employees of the Company Entities for purposes of engaging in lawful “concerted activities” under Section 7 of the National Labor Relations Act or similar state statute; communications with any government agencies; and communications made in response to any valid subpoena, court order or other lawful legal process and/or in the context of any legal proceeding.

The obligations (and restrictions) imposed upon the Employee under this Agreement are in addition to the Employee’s fiduciary and other obligations (and restrictions) under law.

4.	INVENTIONS

4.1    Inventions Retained and Licensed. If in the course of the Employee’s employment by any of the Company Entities, the Employee incorporates into a Company Entities product, device, process, service or machine, an invention, original work of authorship, development, improvement or trade secret that the Employee, alone or jointly with others, created, conceived, developed or reduced to practice (or caused to be created, conceived, developed or reduced to practice) prior to the commencement of the Employee’s employment by any of the Company Entities (collectively referred to as “Prior Inventions”), the Company (and/or any of the other Company Entities, as the case may be) is hereby granted and shall have a non-exclusive, fully-paid and royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple levels of sublicensees) to reproduce, make, have made, make derivative works of, modify, otherwise use, import, offer for sale, sell and exercise any and all present and future rights in, such Prior Inventions as part of or in connection with such product, device, process, service or machine. The Employee represents that all Prior Inventions are listed on Schedule 1 hereto, which is part of this Agreement; except that if disclosure of an item on Schedule 1 would cause the Employee to violate any prior confidentiality agreement, then the Employee has disclosed a cursory name for each such Prior Invention, a listing of all parties to whom it belongs and the fact that the full disclosure as to such Prior Invention has not been made because of the Employee’s prior obligation of confidentiality. A space is provided on Schedule 1 for such purpose. If there are no Prior Inventions, the Employee shall indicate “none” in the space provided. The Employee shall also sign and date Schedule 1 where indicated.

4.2    Assignment of Inventions. The Employee agrees that the Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company (or of any of the other Company Entities, as the case may be), and hereby assigns to the Company (or any of the other Company Entities, as the case may be), or to its designee, all of the Employee’s right, title, and interest in and to, any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, information, know-how, trademarks or trade secrets whether or not patentable or registerable under copyright or similar laws, patents, copyrights, and other intellectual property rights recognized by the laws of any country or other jurisdiction, which the Employee may (solely or jointly with others) conceive, develop or reduce to practice or cause to be conceived, developed or reduced to practice, during the period of the Employee’s employment by the Company (or by any of the other Company Entities), whether during working hours or at any other time and whether at the request or upon the suggestion of the Company, or otherwise, which relate to, or are useful in connection with, any business now or hereafter carried on or contemplated by the Company (or by any of the other Company Entities), including developments or expansions of its (their) present field of operations or products (collectively referred to as “Inventions”). (The Company will keep any disclosures made pursuant to the immediately preceding sentence confidential to the extent required by law.) The Employee further acknowledges and agrees that all original works of authorship which are made by the Employee (solely or jointly with others) in the course of the Employee’s employment by the Company (or by any of the other Company Entities) and which are protectable by copyright are “Works Made For Hire” as that term is defined in the United States Copyright Act, 17 USC §101. The Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s (and the other Company Entities’, as the case may be) sole discretion and for the Company Entities’ sole benefit and that no royalty or other payment will be due to the Employee as a result of the Company’s (or the other Company Entities’) efforts to commercialize or market any such Inventions. This Agreement will not be deemed to require assignment of any information or Invention that was: developed entirely on the Employee’s own time without using the Company’s equipment, supplies, facilities or trade secrets; does not relate to the Company’s actual or anticipated business, research or development; and is not the result of work performed by the Employee for the Company.

4.3    Inventions and Original Works Assigned to the United States. The Employee hereby agrees to assign irrevocably to the United States government or its designee without further compensation of any kind all of the Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements, or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

4.4    Inventions and Original Works Assigned to Third Parties. The Employee hereby agrees to assign irrevocably to a third party identified to the Employee by the Company without further compensation of any kind all of the Employee’s right, title, and interest in and to any and all Inventions whenever such an assignment is required by a contract between the Company and such third party.

4.5    Obtaining and Maintaining Letters Patent, Copyright Registrations and Other Protections. The Employee shall assist the Company (and any of the other Company Entities) or its designee in every proper way to ascertain inventorship and to obtain and enforce United States and foreign proprietary rights relating to any of the Inventions and any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company (or any of the other Company Entities) in any and all countries. To that end, the Employee will execute, verify and deliver such documents and perform such other acts (including appearing and giving evidence and testimony as a witness) as the Company (or any of the other Company Entities) or its designee may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof, and assignments of such proprietary rights to the Company (or any of the other Company Entities) or its designee. The Employee’s obligation to assist the Company (or any of the other Company Entities) or its designee with respect to proprietary rights in any and all countries shall continue beyond the termination of the Employee’s employment by the Company (or by any of the other Company Entities). In the event the Company (or any of the other Company Entities) or its designee is unable for any reason, after reasonable effort, to secure the Employee’s signature on any document needed in connection with the actions specified in this Section 4.5, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as the Employee’s agent and attorney-in-fact, to act for and upon the Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 4.5 with the same legal force and effect as if executed by the Employee. Such appointment is coupled with an interest. The Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever which the Employee now or may hereafter have for infringement of any proprietary rights assigned to the Company or its designee.

4.6    Records of Inventions. The Employee agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions, which records shall be available to, and remain the sole property of, the Company at all times. (However, records of any Inventions that are not assignable under applicable law are not the Company’s property.)

5.	NO CONFLICTING OBLIGATIONS

The Employee hereby represents and warrants that the execution of this Agreement by the Employee, the Employee’s employment by the Company, and the performance of the Employee’s duties as an employee of the Company do not and shall not violate, or constitute a breach of any fiduciary, contractual or other legal obligation owed by the Employee to any third party, including, without limitation, any former employer, client, customer or any other individual or entity. Additionally, the Employee agrees that, in connection with Employee’s employment by the Company (or by any of the other Company Entities), the Employee will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom the Employee has an obligation of confidentiality, and the Employee will not bring onto the premises of any of the Company Entities any confidential information, trade secrets or other property belonging to any former employer or other third party to whom the Employee has an obligation of confidentiality, unless consented to in writing by such former employer or such other third party.
6.    NOTIFICATION OF NEW EMPLOYER
The Employee agrees that during the period of the Employee’s employment by the Company (or by any of the other Company Entities) and for one (1) year thereafter, within five (5) days after accepting any new employment as an employee or engagement as an independent contractor or consultant in the medical, dental, life science or other healthcare market or field, the Employee will give notice to the Company of: the name and address of the person or entity employing or engaging the Employee; the title (or position) of such new employment or engagement; and the duties of such new employment or engagement. The Employee further agrees to notify such person or entity, and consents to the notification of such person or entity by the Company, of the Employee’s obligations under this Agreement. Additionally, the Employee agrees that the Company may provide such person or entity with a copy of this Agreement and notify such person or entity that the Company intends to exercise its legal rights arising out of or in connection with this Agreement, including any breach or any inducement of a breach hereof.
7.    CONSIDERATION
The execution and delivery by the Employee of this Agreement is a condition to the Employee’s at-will employment by the Company. The Employee acknowledges that the consideration set forth in the immediately preceding sentence constitutes good and sufficient consideration for this Agreement. It is also acknowledged and agreed by the Employee that this Agreement does not in any way: (a) alter the at-will nature of the employment relationship between the Employee and the Company; or (b) constitute a contract of employment or provide a definite or guaranteed term of employment. It is acknowledged and agreed by the Employee that the Employee’s employment by the Company is strictly at-will and that, as a result, it may be terminated by the Company or by the Employee at any time, with or without cause.
8.    MISCELLANEOUS
8.1    Injunctive Relief. The Employee acknowledges and agrees that the Employee’s services are personal and unique, that any breach or threatened breach by the Employee of any provision of this Agreement will cause irreparable injury to the Company (and/or to any of the other Company Entities) and that monetary damages will not provide an adequate remedy to the Company (or any of the other Company Entities). Accordingly, in addition to all of the Company’s (and the other Company Entities’) other rights and remedies under this Agreement and applicable law, including but not limited to the right to recovery of monetary damages against the Employee, the Employee acknowledges and agrees that in the event of a breach or threatened breach by the Employee of any provision of this Agreement, the Company (and the other Company Entities) shall be entitled to temporary, preliminary and permanent injunctions, enjoining any such breach or threatened breach by the Employee. In connection with any application by the Company (or by any of the other Company Entities) for temporary, preliminary or permanent injunctive relief, the Company (and the other Company Entities) shall not be required to demonstrate irreparable harm or the absence of an adequate remedy at law, nor shall the posting of bond or other security be required.

8.2    Arbitration. With the exception of any action or proceeding brought by the Company (or any of the other Company Entities) for injunctive relief as addressed above in Section 8.1, which the Company (or any of the other Company Entities) may choose to bring or assert in the courts specified in Section 8.3 below, any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration before three arbitrators, one of whom will be appointed by the Company (or by one of the other Company Entities, as the case may be), one of whom will be appointed by the Employee, and the third of whom will be appointed by the first two arbitrators. If either the Company (or one of the other Company Entities, as the case may be) or the Employee fails to appoint an arbitrator within twenty (20) days of a request in writing by the other to do so, or if the first two arbitrators cannot agree on the appointment of a third arbitrator within twenty (20) days after the second arbitrator is designated, then such arbitrator will be appointed by the American Arbitration Association so as to enable the arbitrators to render an award within ninety (90) days after the three arbitrators have been appointed. Following the selection of arbitrators as set forth above, the arbitration will be conducted promptly and expeditiously and in accordance with the rules of the American Arbitration Association. The location of the arbitration will be as follows: if Employee was last employed by Cantel, then in Newark, New Jersey; if Employee was last employed by Medivators or Mar Cor, then in Minneapolis, Minnesota; and if Employee was last employed by Crosstex International, Inc. (“Crosstex”) then in New York, New York. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The parties will bear equally the arbitration fees payable to the American Arbitration Association and/or the arbitrators relating to any arbitration under this Agreement.

8.3    Governing Law, Personal Jurisdiction and Venue. This Agreement shall in all respects be interpreted under, and governed by, the laws of the following state: if Employee was last employed by Cantel, then the State of New Jersey; if Employee was last employed by Medivators or Mar Cor, then the State of Minnesota; and if Employee was last employed by Crosstex, then the State of New York, New York. Each party hereto, as to any dispute concerning or arising out of this Agreement in which injunctive relief is sought by the Company (or by any of the other Company Entities), hereby submits to the exclusive jurisdiction and venue of the state and federal courts located as follows: if Employee was last employed by Cantel, then in Newark, New Jersey; if Employee was last employed by Medivators or Mar Cor, then in Minneapolis, Minnesota; and if Employee was last employed by Crosstex, then in New York, New York. The parties further agree not to assert that such party is not subject to the jurisdiction of the above-named courts or that any action brought in such jurisdiction has been brought in an inconvenient forum or that such venue is improper.

8.4    Severability/Reformation. In the event that any provision (or part thereof) of this Agreement is deemed invalid, illegal, void or unenforceable by a court of competent jurisdiction, such provision (or part thereof, whatever the case may be) shall be regarded as stricken from this Agreement and shall not affect the validity or enforceability of the remainder of this Agreement. Notwithstanding the above, if a court determines that the limitations as to time, geography, or scope of activity to be restricted contained in this Agreement are not enforceable under the law specified in Section 8.3, then the parties agree that such court should reform this Agreement to the extent necessary to cause the limitations contained in this Agreement as to time, geography, and scope of activity to be restricted, to be enforceable to the fullest extent of the law and such court then should enforce this Agreement as reformed.

8.5    Waiver. The failure or delay by any party in exercising any right, power or privilege under this Agreement shall not operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

8.6    Successors and Assigns. This Agreement is binding upon the Company, the Employee and the Employee’s heirs and executors and shall inure to the benefit of the Company, the other Company Entities and all of the Company Entities’ respective successors and assigns. All Company Entities (and their respective successors and assigns) are specifically intended beneficiaries under this Agreement with the full right to enforce the terms of this Agreement. This Agreement may not be assigned by Employee.

8.7    Survival. The provisions of this Agreement shall survive the termination of the Employee’s employment with the Company and the assignment of this Agreement by the Company (or by any of the other Company Entities) to any successor in interest or other assignee.

8.8    Entire Agreement. This Agreement (including Schedule 1 annexed hereto) constitutes the entire and exclusive agreement and understanding between the parties regarding the specific subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its specific subject matter. The terms of this Agreement may not be changed orally and are deemed an enforceable contract and not a mere recital. With the exception of any court-ordered reformation pursuant to Section 8.4, no modification of, or amendment to, this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both the Company and the Employee. Any subsequent changes in the Employee’s duties, compensation or other terms and conditions of employment shall not affect the validity or enforceability of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.9    Export. The Employee agrees not to export, directly or indirectly, any United States technical data acquired from the Company, or any products utilizing such data, to any country(ies) outside of the United States, because such export could be in violation of United States export laws or regulations (or other laws or regulations).

8.10    Notices. Any notices required or permitted under this Agreement shall be in writing and sent by Federal Express (next business day delivery) (or by equivalent courier service) or by Certified Mail, Return Receipt Requested, and by First Class Mail, to the addresses set forth below (or to such other address designated by a party pursuant to this notice provision) and shall be deemed given when first received or refused.

8.11    Execution. This Agreement may be executed in separate counterparts and may be delivered electronically, each of which will constitute the original hereof. A signature transmitted electronically (e.g., by email or facsimile) shall be as valid as an original signature.

8.12    Knowing and Voluntary Execution by Employee. Employee acknowledges and agrees that: (a) Employee has carefully read and fully understands all of the provisions of this Agreement; (b) Employee has been given sufficient time and opportunity to consult with an attorney before signing this Agreement; and (c) Employee executes this Agreement freely, voluntarily and with full knowledge of its terms and consequences.

[Remainder of page intentionally left blank. Signature page and Schedule 1 to follow.]

IN WITNESS WHEREOF, the parties hereto evidence their agreement by their signatures.
ACCEPTED AND AGREED TO BY:            CANTEL MEDICAL CORP.

By: ________________________________        By: ________________________________
     (Signature)                         (Signature)

Name: George Fotiades                    Name: Charles M. Diker
Date: March 4, 2019                    Date: March 4, 2019

SCHEDULE 1
(To Confidentiality, Non-Solicitation and Inventions Agreement)

1.    Set forth below is a complete list of all inventions, original works of authorship, developments, improvements or trade secrets that I, alone or jointly with others, created, conceived, developed or reduced to practice (or caused to be created, conceived, developed or reduced to practice) prior to the commencement of my employment by the Company.     Unless specifically defined in this Schedule 1, terms herein with an initial capital letter are used as defined in the Confidentiality, Non-Competition, Non-Solicitation and Inventions Agreement. (If there are no such Prior Inventions, the Employee must indicate “none” on the first line below. If disclosure of a Prior Invention on this Schedule 1 would cause the Employee to violate any prior confidentiality agreement, the Employee is only required to disclose a cursory name for each Prior Invention, a listing of all parties to whom it belongs, and the fact that the full disclosure as to such Prior Invention has not been made because of the Employee’s prior obligation of confidentiality.) (If the Employee attaches any additional sheets to this Schedule 1, the Employee must indicate the number of additional sheets here ___.)

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(Signature)
___________________________________        ___________________________________
(Date)                        (Print Name of Employee)
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(Employee Address)

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1 Unless specifically defined in this Schedule 1, terms herein with an initial capital letter are used as defined in the Confidentiality, Non-Competition, Non-Solicitation and Inventions Agreement.